U5S
                                                                    EXHIBIT B.14

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            ALLIANT SERVICES COMPANY

         The undersigned authorized officer of ALLIANT SERVICES COMPANY, an Iowa corporation (the "Corporation") incorporated under the Iowa Business Corporation Act, Chapter 490 of the Code of Iowa, hereby certifies in accordance with all applicable provisions of the Iowa Business Corporation Act as described below:

1. The Name of the Corporation prior to any change effected by these Articles of Amendment is ALLIANT SERVICES COMPANY.

2. Article 1 of the Corporation's Articles of Incorporation is amended and restated in its entirety to read as follows:

         1.  The name of the Corporation is:

                  ALLIANT ENERGY CORPORATE SERVICES, INC.

3. Article 5 of the Corporation's Articles of Incorporation is amended and restated in its entirety to read as follows:

         5. The Board of Directors shall consist of not less than two (2) and not more than ten (10) directors who need not be shareholders, and the number of directors shall be determined as stated in the Bylaws. At the regular annual meeting, the shareholders shall elect the directors to serve for the next year and until their successors are duly elected and qualified, unless removed in accordance with the laws of the State of Iowa.

4.   These amendments do not provide for an exchange, reclassification, or
                      ------
     cancellation of issued shares.


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5.   These amendments were approved by the sole shareholder of the Corporation by unanimous written consent on January 15, 1999, with the vote thereon being recorded as follows:

Class                  No. of Shares          No. of Shares Voted
-----                  -------------          -------------------
                                              For       Against        Abstain
                                              ---       -------        -------

Common                     100                100       -0-             -0-

6. The effective date of these Articles of Amendment shall be January 29, 1999.

                                            ALLIANT SERVICES COMPANY
                                            By   /s/ Pamela J. Wegner
                                                     Pamela J. Wegner, President